Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (No. 333-140854) on Form S-8 of Bolt Technology Corporation of our reports dated September 7, 2007 relating to our audits of the consolidated financial statements, the financial statement schedule and internal controls over financial reporting, which appear in the Annual Report on Form 10-K of Bolt Technology Corporation for the year ended June 30, 2007.

/s/ McGladrey & Pullen, LLP

Stamford, Connecticut
November 21, 2007